EXHIBIT 21--SUBSIDIARIES OF REGISTRANT

Listed below are the principal subsidiaries of the Company and the percentage of voting securities owned by the Company. The Company's other subsidiaries, taken in the aggregate, would not constitute a significant subsidiary.

                                   Jurisdiction in which          Percentage  of
                                 Incorporated or Organized            Voting
                                                                    Securities
                                                                       Owned
SCI Systems (Alabama), Inc.           Alabama                           100%
SCI Technology, Inc.                  Alabama                           100%
SCI Foreign Sales, Inc                U.S. Virgin islands               100%
SCIMEX, Inc.                          Alabama                           100%
SCI Systems de Mexico S.A.            Mexico                            100%
SCI Holdings, Inc.                    Delaware                          100%
SCI Manufacturing
   Singapore Pte. Ltd.                Singapore                         100%
SCI Systems (Thailand)
   Limited                            Thailand                          100%
SCI Irish Holdings                    Republic of Ireland               100%
SCI Ireland Limited                   Republic of Ireland               100%
SCI Alpha Limited                     Republic of Ireland               100%
SCI Systems (Canada), Inc.            Canada                            100%
Newport, Inc.                         Georgia                           100%
SCI Holding France, S.A.              France                            100%
SCI France, S.A.                      France                            100%
SCI Manufacturing
   (Malaysia) SDN BHD                 Malaysia                          100%
SCI Funding, Inc.                     Delaware                          100%
SCI Hungary Ltd.                      Hungary                           100%
Advanced Electronic
   Technology, LTDA.                  Brazil                            100%
Advanced Electronic
   Integration, LTDA.                 Brazil                            100%
SCI Systems Finland  OY               Finland                           100%
SCI Systems Sweden AB                 Sweden                            100%
SCI Systems Spain SA                  Spain                             100%
AET Holland CV                        The Netherlands                   100%
SCI Netherlands Holding BV            The Netherlands                   100%
SCI Netherlands                       The Netherlands                   100%
Interagency Inc.                      Delaware                          100%
SCI Services de Mexico, S.A.          Mexico                            100%
AET Holdings LTD.                     Mauritius                         100%
Verifone Kunshan LTD.                 Peoples's Republic of China       100%
SCI Brock Holdings
   Corporation                        Canada                            100%
SCI Brock Telecom Limited             Canada                            100%
SCI Systems Israel Ltd.               Israel                             90%
SCI Systems Tel Aviv Ltd.             Israel                             90%